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              [LETTERHEAD OF CAMPBELL CAPITAL CORP. APPEARS HERE]


                              EMPLOYMENT CONTRACT

This Agreement is made at 1111 Kane Concourse, Bay Harbour FL 33154, on July 1st 1996, by and between Campbell Capital Corporation, a company with offices at 1111 Kane Concourse, Bay Harbour FL 33154, herein after referred to as "The Company" whose name will be changed to Dental Services of America, Inc., and SUJIT SHYAM, an individual residing at 6280 N.W. 186th St. #D212, MIAMI LAKES, FL 33015 herein after referred to as "The Executive".

                                  WITNESSETH:

WHEREAS The Company and The Executive desire to effect an employment arrangement under the terms and conditions contained in this Agreement;

WHEREAS The Executive desires to render services to The Company upon the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises made herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, The Company and The Executive mutually agree as follows:

1. Employment: The Company employs The Executive who accepts such employment. The Company and The Executive hereby revoke, terminate and void all prior written or oral employment agreements or employment arrangements previously made.

2.  Term.
    2.1 The term of this Agreement shall be for a period of Three (3) years commencing on the date of this Agreement.

    2.2 After this 3 year period, this Agreement shall continue from year to year.

3.  Compensation.
    3.1 For all services rendered under this employment agreement by The Executive, The Company shall pay The Executive a basic gross salary of $48,000/= per year, payable in monthly installments of $4,000/= of which 1/4 will be deferred during the first year, until the













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         beginning of the 2nd year. The deferred portion will then be paid each month during the second year along with the second year salary of $53,000/= which will be paid in full as earned. The third year salary will be $58,000/= which will be paid in monthly installments.
    3.2 The Executive may receive bonuses in addition to the compensation stated above when and as determined by The Company's Board of Directors.
    3.3 The Company acknowledges and agrees to pay The Executive full Basic Salary during the term of this agreement.
4. Duties and Responsibilities of The Executive. The Executive shall devote substantially all of his business time and attention to the The Company. The expenditure of reasonable time for charitable and professional activities shall not constitute a breach of this Agreement if such activities do not materially interfere with The Executive's performance of duties and obligations, as solely determined by The Company. The Executive specifically agrees to place all duties to The Company above all other activities and will abandon or curtail outside activities if so directed by The Company if in it's opinion there exists a conflict or other reasonable grounds for abandoning or curtailing such activities.

5.  Working Facilities and Expenses.
    5.1 The Company will furnish The Executive with an office, a monthly vehicle allowance if required, and technical and secretarial assistance and other facilities and services suitable for the performance of The Executive's duties and obligations under this Agreement.
    5.2 In accordance with general corporate policies, The Company may reimburse The Executive for reasonable expenses related to the performance of duties including (but not limited to): automobile and reasonable and necessary travel expenses and other bonafide out of pocket disbursements.

6. Fringe Benefits: The Executive may be entitled to participate in any Corporate plans or agreements regarding retirement, health, disability, life insurance, and other related fringe benefits, in accordance with the terms and conditions of each. The Executive will also be entitled to participate in The Company's Stock Option Plans and other benefits provided by The Company.
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7. Vacations and Other Time-Off.

   7.1 The Executive shall be entitled to an annual vacation, with full Basic Salary, and at times approved by The Company.

   7.2 The Executive shall be entitled to further additional time (with full Basic Salary) for attendance at meetings, conventions, seminars and/or post-graduate courses reasonably related to the performance of duties that will be approved by The Company.

8. Termination.

   8.1 Termination For Cause: The Company may terminate The Executive and all of The Company's obligations be giving notice of such termination with reasonable specificity of the details of cause. For purposes of this agreement, the board of directors of The Company, acting in its reasonable discretion shall determine if The Company has cause to terminate The Executive.

   8.2 Termination Without Cause: The Company may terminate The Executive without cause on 30 days notice by giving The Executive written notice of such termination.

   8.3 Effect of Termination: On termination for cause of The Executive's employment, neither The Executive nor the executive's beneficiary shall have any further rights under this agreement or any claims against The Company except the right to receive any unpaid portion of the salary and reimbursement for any expenses which shall not have been here to for been reimbursed to the termination date. Upon termination without cause, The Company shall continue to pay The Executive basic salary for the remaining term of this agreement.

9. Covenant not to Compete.

   9.1 The Executive recognizes that the services to be performed by him are special unique and extraordinary. Both parties confirm that it is reasonably necessary for the protection of The Company that The Executive hereby agrees that he shall not directly or indirectly during the term of this agreement and for 24 months after the termination date that he shall not indirectly during anytime provide any information on the products, advice, counseling, or technical assistance to anyone regarding the products or service of The Company in any state of the US or any other country in which The Company is engaged in or expected to engage in business.

   9.2 The Executive will not directly or indirectly on behalf of himself or anyone else during the term solicit any customers of The Company.
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    9.3 Injunction: Duration and scope of Limitation. In the event of any actual or threatened breach by The Executive of section 9.1 and 9.2 above, The Company shall be entitled to an injunction restraining The Executive from the prohibited conduct. Not withstanding any other provisions of this agreement, if a court of competent jurisdiction should hold that the duration and/or scope (geographic or otherwise) of the covenants contained in this agreement are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise) that is reasonable and judicially enforceable. Nothing herein stated shall be construed as prohibiting The Company or any third party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from The Executive.

10. Miscellaneous:

    10.1 This Agreement may be amended, altered or changed only through a written document signed by The Executive and The Company.

    10.2 This Agreement supersedes, cancels, nullifies and voids any previous Employment Agreement (written or oral) between The Company and The Executive.

    10.3 All provisions of this Agreement are severable and no provision hereof shall be affected by the invalidity of any other such provision.

    10.4 This agreement shall be governed and construed in accordance to the laws of the State Of Florida.

IN WITNESS WHEREOF, the Parties hereto have executed this agreement as of the date set forth above.

                            CAMPBELL CAPITAL CORP.

    HERSHEL KRASNOW                                             STEVEN GORDON
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        Witness                                                    Officer

/s/ Hershel Krasnow                                        /s/ Steven Gordon
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      Signature                                                  Signature

                                 The Executive

    PAULO DOMINGUEZ                                             SUJIT SHYAM
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        Witness                                                The Executive

/s/ Paulo Dominguez                                         /s/ Sujit Shyam
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      Signature                                                  Signature